Exhibit 21.1

JURISIDCTION
NAME OF SUBSIDIARY	OF FORMATION
* INREIT Properties, LLLP	North Dakota
32nd Avenue INREIT, LLC	Delaware
Autumn Ridge INREIT, LLC	North Dakota
Bayview Apartments, LLC	North Dakota
Bismarck Interstate INREIT, LLC	North Dakota
Candlelight Apartments, LLC	Delaware
Courtyard Apartments, LLC	Minnesota
Dellwood Estates Apartments, LLC	Minnesota
** Eagle Run Apartments, LLP	North Dakota
Flickertail Apartments, LLC	North Dakota
INREIT Grand Forks, LLC	North Dakota
INREIT Highland, LLC	North Dakota
INREIT Alexandria, LLC	Delaware
INREIT Batesville, LLC	North Dakota
INREIT BL Bismarck, LLC	North Dakota
INREIT BL Eau Claire, LLC	North Dakota
INREIT BL Grand Forks, LLC	North Dakota
INREIT BL Janesville, LLC	North Dakota
INREIT BL Mankato, LLC	North Dakota
INREIT BL Marquette, LLC	North Dakota
INREIT BL Onalaska, LLC	North Dakota
INREIT BL Oshkosh, LLC	North Dakota
INREIT BL Sheboygan, LLC	North Dakota
INREIT BL Stevens Point, LLC	North Dakota
INREIT Fayetteville, LLC	North Dakota
INREIT Fed-3 LLC	Colorado
INREIT Laurel, LLC	Delaware
INREIT Maple Ridge, LLC	North Dakota
INREIT Stonybrook, LLC	Delaware
INREIT Sunset Ridge, LLC	North Dakota
Maplewood Bend Apartments, LLC	North Dakota
Montreal Courts Apartments, LLC	Minnesota
Prairiewood Meadows Apartments, LLC	North Dakota
Richfield Harrison Apartments, LLC	North Dakota
Sierra Ridge, LLC	North Dakota
Somerset, LLC	Delaware
Sunwood Estates, LLC	North Dakota
Terrace on the Green Apartments, LLC	Minnesota
Twin Parks, LLC	North Dakota
Willow Park Apartments, LLC	North Dakota

*	28.7% ownership as of December 31, 2013
**	81.25% ownership as of December 31, 2013